February 29, 2008

Mr. Dale S. Barker
ProEco Energy Company
P.O. Box 26
Belle Fourche, South Dakota 57717

Re: Project for Ethanol Plants

Dear Mr. Barker:

In our previous letter dated January 31, 2008, the parties agreed to revise the agreements relating to their relationship regarding the 56 million gallons per year ethanol plant in South Dakota (the “Potential Project”). The purpose of this letter (this “Letter”) is to set forth the binding agreements between O2Diesel Corporation, a Delaware corporation (“O2Diesel”), and ProEco Energy Company, Inc., a South Dakota corporation (“ProEco”), and certain selling shareholders of ProEco, with respect to the Potential Project. This Letter shall become effective on the day it is countersigned by you.

1.
Loan Agreement. The parties agree to (a) extend the maturity date of the loans made in accordance with the terms of the Amended and Restated Term Loan Agreement, dated as of December 22, 2006, and as amended and restated on September 14, 2007, December 15, 2007 and January 31, 2008 (the “Loan Agreement”) from February 29, 2008 to November 30, 2008 (the “Maturity Date”), and (b) execute a revised Amended and Term Loan Agreement, as attached hereto as Exhibit A. As of February 28, 2008, there is $1,426,988.08 in principal and interest outstanding (the “Loan”). The Loan is evidenced by the Secured Promissory Note, dated December 26, 2006, as attached hereto as Exhibit B, and the Secured Promissory Note, as attached hereto as Exhibit C.

2.
Share Exchange Agreement. The parties agree to terminate the Share Exchange Agreement (the “Exchange Agreement”), dated as of January 12, 2007, by and between O2Diesel and ProEco, pursuant to Section 6.1(a), effective as of February 29, 2008 and the parties agree they have no further obligations or rights pursuant to the Exchange Agreement.

3.
Potential Project. The parties agree to use their reasonable efforts to obtain financing for and complete the Potential Project. If O2Diesel locates a potential source of financing for the Potential Project (the “Financing”), the parties agree to renegotiate O2Diesel’s interest in the Potential Project to reflect O2Diesel’s time and expense in locating the Financing on terms mutually agreeable to the parties. Notwithstanding the foregoing, at any time prior to the Maturity Date, ProEco may repay the Loan in full. Upon repayment by ProEco of the Loan and all other outstanding obligations arising out of and related to the Loan Agreement, all obligations of each of ProEco and O2Diesel under the Loan Agreement and any rights that O2Diesel may have in the Potential Project shall terminate in accordance with the terms of the Loan Agreement.

Mr. Dale S. Barker
February 29, 2008

4.
Guarantee for Katzen International, Inc. ProEco acknowledges and agrees that O2Diesel will not guarantee any additional payments above the $250,000, as set forth in the Letter, dated March 27, 2007, from O2Diesel to Katzen International, Inc.

5.	Release.

a.
O2Diesel hereby releases and forever discharges ProEco, each partner or affiliate of ProEco and each of their respective officers, directors, employees and agents (the “ProEco Released Persons”) from and waives any and all claims, demands, controversies, actions, causes of action, obligations, damages and liabilities of any nature whatsoever, whether at law or in equity, known or unknown, suspected or unsuspected, absolute or contingent (collectively, “Claims”), that O2Diesel ever had, now has, or may hereafter have against any of the ProEco Released Persons arising out of, resulting from or related to the Exchange Agreement, except that nothing contained herein shall release ProEco from its obligations under this Letter or the Loan Agreement.

b.
ProEco hereby releases and forever discharges O2Diesel, each of its subsidiaries, each stockholder or affiliate of O2Diesel, and each of their respective officers, directors, employees and agents (the “O2Diesel Released Persons”) from and waives any and all Claims that ProEco ever had, now has, or may hereafter have against any of the O2Diesel Released Persons arising out of, resulting from or related to the Exchange Agreement, except that nothing contained herein shall release O2Diesel from its obligations under this Letter or the Loan Agreement.

Mr. Dale S. Barker
February 29, 2008

6.	Miscellaneous.

a.	Except as expressly set forth herein, the Loan Agreement remains in full force and effect in accordance with its respective terms.

b.	This Letter may be executed in any number of counterparts, which taken together shall constitute one and the same document.

Please sign and date this Letter in the space provided below to confirm the binding agreement and return a copy to the undersigned. We look forward to continuing working together with you.

Very truly yours,

O2DIESEL CORPORATION

By: /s/ Alan Rae
Alan Rae, Chief Executive Officer

Accepted and agreed.

PROECO ENERGY COMPANY, INC.

By:	/s/ Dale S. Barker
Dale S. Barker

Date: March 19, 2008

EXHIBIT A

AMENDED AND RESTATED TERM LOAN AGREEMENT

Dated as of December 22, 2006, and as amended and restated on February 29, 2008 between

ProEco Energy Company (the “Borrower”)

and

Dale S. Barker and Barbara Pyle, as Pledgors

and

O2Diesel Corporation (the “Lender” and the “Collateral Agent”)

AMENDED AND RESTATED TERM LOAN AGREEMENT

This Amended and Restated Term Loan Agreement (this “Agreement”), dated as of December 22, 2006, (the “Effective Date”) and amended and restated as of February 29, 2008, is entered into by and among ProEco Energy Company, a South Dakota corporation (the “Borrower”), the Pledgors (as defined herein) and O2Diesel Corporation, a Delaware corporation as lender (the “Lender”) and as collateral agent (the “Collateral Agent”).

RECITALS:

WHEREAS, the Borrower requires capital for the purchase of an option (the “Option”) to purchase parcels of land (collectively, the “Parcels” and individually, a “Parcel”) on which a new fuel-grade ethanol plant (the “Potential Project”) is to be constructed;

WHEREAS, the Borrower is willing to secure all of its Obligations (as hereinafter defined) by granting to the Collateral Agent, for the benefit of itself and the Lender, security interests in and a lien upon all of its property and assets now owned or hereafter acquired by the Borrower;

WHEREAS, certain stockholders and officers of the Borrower will benefit from the Loans (as hereinafter defined) made by the Lender to the Borrower and are willing to pledge collateral as security for payment and performance of all of the Obligations of the Borrower and to grant to the Collateral Agent, for the benefit of itself and the Lender, a security interest in and a lien upon all shares of the issued and outstanding common stock of the Borrower (the “Common Stock”) held by such officers;

WHEREAS, the Lender is willing to provide the Borrower with such capital on the terms and conditions hereafter provided; and

WHEREAS, the Borrower has requested, and the Lender has agreed to provide, (i) an extension of the Maturity Date of the Loans (as defined below) and (ii) an increase in the aggregate principal amount of the Delayed Draws (as defined below) that may be borrowed pursuant to this Agreement.

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

“Business Day” means, with respect to any borrowing or payment, a day other than Saturday or Sunday on which banks are open for business in the State of Delaware.

“Change in Control” means (i) the failure of Dale S. Barker and Barbara Pyle to own, beneficially and of record, the issued and outstanding shares of voting stock of the Borrower held by them as of the Closing Date (appropriately adjusted to reflect stock splits, stock dividends, reverse stock splits and similar events), (ii) any merger, consolidation, reorganization, recapitalization, or other business combination involving the Borrower, in which the stockholders of the Borrower immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation, reorganization, recapitalization or other business combination; (iii) the sale of all, or substantially all, of the assets of the Borrower; or (iv) the sale of voting securities of the Borrower in a transaction or a series of related transactions to any person (or group of persons acting in concert) that results in such person (or group of persons) (together with their affiliates) owning more than fifty percent (50%) of the outstanding voting securities of the Borrower; provided that “Change of Control” shall not include any transaction involving the Lender acquiring voting securities or assets or merging with the Borrower.

“Closing Date” means December 22, 2006, or such later date as may be agreed by the parties hereto.

“Collateral” shall have the meaning ascribed to such term in the Security Agreement.

“Credit Parties” (each individually, a “Credit Party”) shall mean the Borrower and each of the Pledgors.

“Disclosure Schedule” means the disclosure schedule to this Agreement delivered to the Lender by the Borrower upon execution and delivery of this Agreement.

“Environmental Condition” means any contamination or damage to the environment caused by or relating to the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaching, pumping, pouring, emptying, discharging, injection, escaping, disposal, dumping or threatened release of Hazardous Materials by the Borrower or any other Person. With respect to claims by employees or any other third parties, Environmental Condition shall also include the exposure of Persons to amounts of Hazardous Materials in amounts that have been determined to be deleterious to human health.

“Environmental Laws” means all currently applicable federal, state and local laws, ordinances, rules and regulations and standards, policies and other governmental requirements, administrative rulings and court judgments and decrees, including all amendments, and requirements applicable under common law that relate to (1) pollution; (2) the protection of human health and safety; (3) the protection or regulation of the environment, including without limitation, air, soils, wetlands, surface and underground water; (4) aboveground or underground storage tank regulation or removal; (5) wildlife; (6) protection or regulation of natural resources; (7) radioactive materials, including without limitation radon; (8) indoor air quality; and (9) chemicals, pesticides, mold or fungus or similar substances. "Environmental Laws" include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Section 2601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. 5101, et seq., the Clean Air Act, 42 U.S.C. Section 7401, et seq., the Safe Drinking Water Act, 42 U.S.C. Section 300f, et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651, et seq., the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. 11001, et seq., the Atomic Energy Act, 42 U.S.C. Section 2014, et seq., the National Environmental Policy Act, 42 U.S.C. Section 4321, et seq., the Endangered Species Act, 16 U.S.C. Section 1531, et seq., the Federal Insecticide, Fungicide & Rodenticide Act, 7 U.S.C. Section 136, et seq., and their state analogs, all applicable state superlien or environmental clean-up or disclosure statutes in any state in which the Borrower operates or conducts any business, and all similar local laws, and all implementing regulations.

“Environmental Noncompliance” means any violation of any Environmental Law.

“Hazardous Materials” shall mean any materials regulated as hazardous or toxic under applicable Environmental Laws, or any other material regulated, or that could result in the imposition of liability, under Environmental Laws, including, without limitation, petroleum, petroleum products, fuel oil, crude oil or any fraction thereof, derivatives or byproducts of petroleum products or fuel oil, natural gas, mold, hazardous substances, toxic substances, polychlorinated biphenyls, any materials containing more than one percent (1%) asbestos by weight and any other substance determined to present a deleterious effect on human health or the environment.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Borrower: (a) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled) (collectively, “Patents”); (b) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, “Trademarks”); (c) works of authorship and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights (collectively, “Copyrights”); (d) trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, “Trade Secrets”); (e) all domain name registrations, web sites and web pages and related rights, items and documentation related thereto (collectively, “Internet Assets”); (f) computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases (“Software”); (g) mask works, and (h) all licenses, and sublicenses, and other agreements or permissions related to the preceding property.

“IT Assets” means computers, computer software (except for “off the shelf” or “shrink-wrap” software), firmware, middleware, servers, workstations, routers, hubs, switches, data communication lines, and all other information technology equipment, and all associated documentation.

“Loan Documents” means this Agreement, the LOI, the Notes and any Security Documents.

“LOI” means that certain letter of intent, dated November 30, 2006, signed by the Lender and acknowledged by the Borrower.

“Maturity Date” means November 30, 2008.

“Mortgage” (or “Mortgages”) means any mortgage, deed of trust, deed to secure debt and other instrument, from time to time executed by the Borrower for the purpose of granting the Collateral Agent, for its benefit and the benefit of the Lender, a lien on real property of the Borrower, in form and substance satisfactory to the Lender.

“Obligations” means (i) all current or future unpaid principal of and accrued and unpaid interest (including without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise; (ii) all other monetary obligations, including but not limited to, interest, fees, charges; and (iii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower now or hereafter due arising under or in connection with the Loan Documents, expenses, indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower now or hereafter due under or in connection with the Loan Documents.

“Person” means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

“Pledge Agreement” means that certain Pledge Agreement dated as of the date hereof, by and among the Pledgors and the Collateral Agent.

“Pledged Collateral” shall have the meaning ascribed to such term in the Pledge Agreement.

“Pledgors” means Dale S. Barker and Barbara Pyle.

“Purchase Agreement” means that any definitive agreement entered into between the Borrower and the Lender pursuant to which the Lender acquires all or a portion of the Borrower’s assets or voting securities.

“Security Documents” means the Security Agreement, the Pledge Agreement and such other agreements, instruments, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of accounts, schedules of accounts assigned, mortgages and other written matter necessary or reasonably requested by the Lender to perfect and maintain perfected the Lender’s first priority security interest in the Collateral.

“Security Agreement” means that certain Security Agreement, dated as of the date hereof, by and between the Borrower and the Pledgors as Grantors and the Collateral Agent.

“Solvent” means, with respect to any Person, that (i) the fair value of all of such Person's properties and assets is in excess of the total amount of its debts (within the meaning of the U.S. Bankruptcy Code); (ii) it is able to pay its debts as they mature; (iii) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (iv) it is not "insolvent" as such term is defined in Section 101(31) of the U.S. Bankruptcy Code.

“Trains Project” means the project to build two 50 million gallon trains in connection with the Potential Project as described in the LOI.

“Transaction” means the acquisition by the Lender of 80% of the Common Stock of the Borrower in accordance with the terms and conditions set forth in the Purchase Agreement.

“U.S. Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. Section 101, et seq.

The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

ARTICLE II

THE LOANS

2.1 Loans.

(a) Subject to satisfaction of the terms and conditions set forth in this Agreement, the Lender agrees to make a term loan to the Borrower on the Closing Date in an aggregate principal amount of $150,000 (the “Initial Loan”), the proceeds of which shall be used by the Borrower solely to purchase the Option.

(b) The Borrower may request that the Lender make additional term loans to the Borrower in an aggregate principal amount of up to $1,250,000 (each a “Delayed Draw”, and together with the Initial Loan, the “Loans”) by delivering a written request to the Lender specifying the amount of the Delayed Draw, the Business Day on which the Borrower wishes to make the Delayed Draw and the proposed use of the funds provided by the Delayed Draw. The Lender may, in its absolute discretion, agree to provide a Delayed Draw to the Borrower, in each case in the amount and on the Business Day specified in the applicable Borrowing Request, subject to the conditions set forth in Section 3.2 of this Agreement.

2.2 Repayment.

(a) The Borrower shall repay the Loans, together with all interest due thereon, and all other amounts owing under this Agreement or the Loan Documents in connection with the Loans in full on the Maturity Date; notwithstanding any of the foregoing, upon the Lender closing on a transaction to provide financing for the Trains Project, all amounts owing under this Agreement or the Loan Documents in connection with the Loans shall be converted into an intercompany loan from the Lender to the Borrower (the “Intercompany Loan”) evidenced by a promissory note to be repaid on a date mutually agreed upon by the parties.

(b) The obligation of the Borrower to repay the principal amount of the Loans, and any and all interest which accrues thereon, shall be evidenced by a series of promissory notes executed and delivered by the Borrower in the form of Exhibit A hereto (collectively, the “Notes” and each individually, a “Note”).

(c) In the event that the Lender informs the Borrower that the Lender either (i) is unable to obtain financing for the Trains Project or (ii) chooses to participate in another opportunity related to an ethanol plant or the ethanol industry, the parties shall use commercially reasonable efforts to renegotiate mutually agreeable repayment terms of all amounts then owing under this Agreement or the Loan Documents in connection with the Loans.

2.3 Interest. Interest on the Loans shall accrue at a per annum rate equal to seven percent (7%) (the “Applicable Rate”), provided, however, during any period in which a Default (as defined below), shall exist, interest on the Loans shall accrue at a rate per annum equal to two percent (2%) above the Applicable Rate. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on the Loans shall not be paid in cash but instead automatically shall be added to the outstanding principal balance of the Loans on the first (1st) Business Day of each calendar month prior to the Maturity Date and shall be treated in all respects as outstanding principal under the Loans.

2.4 Method of Payment. All payments of principal and fees hereunder shall be made in immediately available funds in United States Dollars to the Lender at the Lender’s address specified pursuant to Section 8.11, by noon (local time) on the date the same shall be due. The Loans may be prepaid in whole or in part without penalty. Amounts repaid or prepaid with respect to the Loans may not be reborrowed, provided that the Borrower shall give the Lender written notice of its intention to prepay any of the outstanding amounts, which notice shall specify the amount to be so prepaid and the date of such prepayment, not less than two (2) Business Days prior to such prepayment.

ARTICLE III

CONDITIONS PRECEDENT

3.1 Conditions to the Initial Loan. The obligation of the Lender to make the Initial Loan shall be subject to the following conditions precedent:

(a) each of the Credit Parties, to the extent applicable to such Credit Party, shall have furnished to the Lender, or caused to be furnished to the Lender (unless otherwise waived by Lender in writing), the following, in form and substance reasonably satisfactory to the Lender and its counsel, each dated as of the Effective Date (or such other date as shall be acceptable to the Lender):

(i) each of the following Loan Documents to which it is a party, duly executed by an authorized officer and the other parties thereto: this Agreement, a Note in the principal amount of $150,000, the Security Agreement and the Pledge Agreement;

(ii) evidence of all filings of the financing statements with respect to the Security Agreement and the other Security Documents; searches or other evidence as to the absence of any liens on the Collateral; and evidence that all other actions with respect to the liens created by the Security Documents have been taken as are necessary or appropriate to perfect such liens and establish a first priority security interest in favor of the Lender in the Collateral, including the Pledged Collateral; and

(iii) such other documents as the Lender or its counsel may reasonably request.

(b) the representations and warranties of each Credit Party made in Article IV of this Agreement and the other Loan Documents shall be true and correct when made, and shall be true in on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(c) each Credit Party shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date; and

(d) the Lender shall have received an opinion letter, dated as of the Closing Date and addressed to the Collateral Agent and the Lender, from counsel to the Borrower, in a form that is reasonably satisfactory to the Lender.

3.2 Conditions to Subsequent Drawings. The obligation of the Lender to lend additional amounts for any Delayed Draw shall be subject to the following conditions precedent and solely at the discretion of the Lender:

(a) no Default (as defined below) has occurred or is continuing or would result from the Delayed Draw;

(b) as of the date that the Delayed Draw is made, all of the representations and warranties of the Borrower contained in Article IV and in the other Loan Documents shall be true and correct (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and except for changes after the Closing Date which are not prohibited by any Loan Document);

(c) the Borrower shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it in order to make a Delayed Draw, including the Post-Closing Conditions Subsequent, if applicable;

(d) the Lender shall have completed its first level due diligence review of the Borrower’s business, assets, contracts, prospects and financial condition and the technical feasibility of the Potential Project, and the Lender shall be satisfied in all respects with the results of such first level due diligence review; and

(e) the Borrower shall have delivered (i) a Note, duly executed by an authorized officer, in the principal amount of the applicable Delayed Draw and (ii) any documents related to the proposed use of Funds for the Delayed Draw as the Lender shall reasonably request.

3.3 Post-Closing Conditions Subsequent.

(a) Within thirty (30) days following the Closing Date, the Borrower shall enter into an executed account control agreement, in a form reasonably satisfactory to the Lender, with respect to each account maintained by the Borrower.

(b) Within ten (10) days following the Closing Date, the Borrower shall deliver to the Lender evidence in a form acceptable to the Lender that the Borrower has used the funds advanced in the Initial Loan to make a payment toward the purchase of the Option.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Except as set forth on the Disclosure Schedule delivered by the Borrower to the Lender, each section of which shall only qualify the representation or warranty in the correspondingly numbered Section of this Agreement, each Credit Party, as applicable, represents and warrants to the Lender that on the date hereof:

4.1 Organization and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of South Dakota, is qualified to transact business in the jurisdictions listed on the Disclosure Schedule and has the requisite corporate power and authority and legal capacity to own and operate its properties and assets, to conduct its business as now conducted and as currently proposed to be conducted in the future, to enter into, execute and deliver this Agreement and the Loan Documents, to issue the Notes and to perform its obligations under this Agreement and the Loan Documents and any other agreement to which the Borrower is a party, the execution and delivery of which are contemplated hereby. The Borrower is duly qualified to transact business and is in good standing, if applicable, in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, condition, results or operations, assets or liabilities (a “Material Adverse Effect”).

4.2 Authorization; Enforceable Obligations. Except as set forth on the Disclosure Schedule, the execution, delivery and performance by the Borrower of each of the Loan Documents, to the extent it is a party thereto, and the creation of all liens provided for herein and therein: (a)  have been and will be duly authorized by all necessary or proper action; (b) are not in contravention of any provision of the Borrower’s by-laws or charter; (c) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (d) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound (except for such conflict, breach, termination, default or acceleration as could not reasonably be expected to have a Material Adverse Effect); (e) will not result in the creation or imposition of any lien upon any of the property of the Borrower other than those in favor of the Lender, all pursuant to the Loan Documents; and (f) do not require the consent or approval of any governmental body, agency, authority or any other Person, except such consents as have been obtained. Each of the Loan Documents delivered in connection herewith at such time shall have been duly executed and delivered for the benefit of or on behalf of the Borrower, and each shall then constitute a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

4.3 No Default. The Borrower is not, and after giving effect to this Agreement shall not be, in default in the payment or performance of any contractual obligation where such default could have a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) on the Borrower.

4.4 Financial Information; Minute Books, Solvency.

(a) All balance sheets, all statements of operations, stockholders’ equity and cash flows, and all other financial information of the Borrower which have been or shall hereafter be furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes. As of the date here, the Borrower has no material contingent liabilities or material liabilities for taxes, long-term leases or forward or long-term commitments except as set forth on the Disclosure Schedule.

(b) The Borrower is Solvent and, after giving effect to the borrowings under this Agreement, will be Solvent.

4.5 Investment Company Act. No Credit Party is, or after giving effect to the transactions contemplated by the Loan Documents will be, an “investment company” or an “affiliated person” or “promoter” of, or “principal underwriter” of or for, an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or any other federal or state law limiting its ability to incur debt or to execute, deliver or perform the Loan Documents to which it is a party.

4.6 Intellectual Property.

(a) The Disclosure Schedule sets forth a true and complete list of (i) all Intellectual Property owned by the Borrower, indicating for each item that is registered the registration or application number and the applicable filing jurisdiction and (ii) all Intellectual Property contracts (other than licenses for commercial “off-the-shelf” or “shrink-wrap” software that are not material to the business, operations, financial condition or performance of the Borrower, taken as a whole). The Borrower exclusively owns (beneficially, and of record where applicable) all right, title and interest in and to all Intellectual Property set forth on the Disclosure Schedule (the “Scheduled Intellectual Property”) free and clear of all liens not otherwise permitted in this Agreement, exclusive licenses and non-exclusive licenses not granted in the ordinary course of business. The Scheduled Intellectual Property is not subject to any outstanding order, judgment, decree, or agreement adversely affecting the use thereof by the Borrower or its rights thereto, and is valid, subsisting and enforceable. The Borrower does not, and has not in the past five years, infringed or otherwise violated the Intellectual Property rights of any third party. The Borrower has sufficient rights to use all Intellectual Property used in its business as presently conducted, all of which rights shall survive the consummation of the transactions contemplated by this Agreement unchanged There is no litigation, opposition, cancellation, proceeding, objection, or claim pending, asserted, or threatened against the Borrower concerning the ownership, validity, registerability, enforceability, infringement, use of, or licensed right to use any Intellectual Property, except as set forth on the Disclosure Schedule. To the knowledge of the Borrower, no valid basis exists for any such litigation, opposition, cancellation, proceeding, objection, or claim. To the Borrower’s knowledge, no person is violating any Scheduled Intellectual Property right that the Borrower holds exclusively.

(b) The Scheduled Intellectual Property that is registered has been duly registered with, filed in, or issued by, as the case may be, the United States Patent and Trademark Office or such other filing offices, domestic or foreign, as applicable, and such registration, filings, issuances, and other actions remain in full force and effect, and are current and unexpired. The Borrower has properly executed and recorded all documents necessary to perfect its title to all Scheduled Intellectual Property, and has filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all such items.

(c) The Borrower has taken all reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned, used, or held by the Borrower, and, to the Borrower’s knowledge, such Trade Secrets have not been used, disclosed to, or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached. All current and prior employees of the Borrower have executed valid intellectual property and confidentiality agreements for the benefit of the Borrower, and to the Borrower’s knowledge, no current or prior employee is in default or breach of any term of any such agreement.

(d) The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Borrower in connection with its business, and have not materially malfunctioned or failed within the past three (3) years. To the Borrower’s knowledge, no person has gained unauthorized access to the IT Assets. The Credit Parties have implemented reasonable backup and disaster recovery technology consistent with industry practices.

4.7 Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower, (a) as of the Closing Date are listed on the Disclosure Schedule, (b) are in full force and effect, and (c) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses as the Borrower. The Borrower does not provide any of its insurance through self-insurance.

4.8 Environmental Matters. Except as set forth on the Disclosure Schedule, the Borrower has not received any written, or to the knowledge of any Credit Party oral, claim or notice alleging that the Borrower is not in compliance with or is in violation of any Environmental Law, or has liability or responsibility under any Environmental Law. There are no pending or, to the knowledge of any Credit Party threatened, investigations, inquiries, administrative proceedings, actions, suits, claims, charges, complaints, demands, notices or legal proceedings against the Borrower, the Borrower’s business or assets, under Environmental Laws, including those that involve or relate to Environmental Conditions, Environmental Noncompliance or the release, use, disposal or arranging for disposal of any Hazardous Materials on or from any real property used, leased or owned by the Borrower. Except as set forth on the Disclosure Schedule, the Borrower has not released any Hazardous Materials on, under or about any real property used, leased or owned by the Borrower in quantities that are required to be reported under or that requires investigation or remediation pursuant to Environmental Law or that otherwise is in violation of any requirement of any Environmental Law. The Borrower is in compliance with Environmental Laws. The Borrower has not generated, stored, treated, handled, disposed of, or arranged to dispose of, Hazardous Materials in a manner or to a location that could reasonably be expected to result in liability to the Borrower under Environmental Laws. The Borrower has not exposed any employee or other individual to any Hazardous Materials or conditions that could reasonably be expected to form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand for damage to, or investigation and remediation of, any site, location or body of water (surface or subsurface), or any illness of or personal injury to any employee or individual.

4.9 Accounts. The Disclosure Schedule lists all accounts, whether a deposit account or a securities account, of the Borrower.

4.10 Additional Representations and Warranties. All representations and warranties made in the Security Agreement are true, correct and complete as of the Effective Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such particular date).

ARTICLE V

COVENANTS

For so long as the Loans remain outstanding under this Agreement, unless the Lender shall otherwise consent in writing, each Credit Party covenants and agrees, as applicable, that from, and after the date hereof (except as otherwise provided in this Agreement, or unless the Lender has given its prior written consent):

5.1 Notices. It shall give the Collateral Agent prompt written notice of any (a) Default (as defined below), (b) any notice received related to any environmental matter described in Section 4.8 of this Agreement, (c) any material amendment to the Borrower’s bylaws or charter, or (d) the occurrence of any event, condition or other circumstance that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, in each case accompanied by copies of all notices given or received by such Credit Party with respect to such event or condition.

5.2 Maintenance of a Perfected, First Priority Security Interest. It shall execute all documents and take all actions necessary to perfect and maintain at all times the Lender’s first priority security interest in all of the Collateral (including the Pledged Collateral as defined in the Pledge Agreement), now owned or acquired at any later date by such Credit Party.

5.3 Real Estate. If the Borrower shall acquire a fee or leasehold interest in real estate, the Borrower will execute a first priority Mortgage, in form and substance reasonably satisfactory to the Lender, in favor of the Collateral Agent, for its benefit and the benefit of the Lender, and shall deliver to the Collateral Agent such title insurance policies, surveys and landlords’ estoppel agreements with respect thereto as the Collateral Agent or the Lender shall reasonably request.

5.4 Deposit Accounts. The Borrower shall not maintain any account without an effective account control agreement, in form and substance reasonably satisfactory to the Lender.

5.5 Execution of Supplemental Instruments. It shall execute and deliver to the Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Lender may request, in order that the full intent of this Agreement may be carried into effect.

5.6 Corporate Name; Domicile. The Borrower shall not amend or modify its Articles of Incorporation to change its corporate name. No Credit Party shall change its domicile without providing at least ten (10) Business Days’ prior written notice to the Collateral Agent.

5.7 Change of Control. No Change of Control shall occur.

ARTICLE VI

DEFAULTS

The occurrence of any one or more of the following events shall constitute a default hereunder (each, a “Default”):

6.1 Any representation or warranty made in this Agreement by any Credit Party to the Lender shall be materially false on the date as of which the same is made.

6.2 Nonpayment of any amount of principal or accrued, unpaid interest due under any Note as and when the same is due and payable.

6.3 The breach by the Borrower of any of the covenants contained in Article V hereof.

6.4 The occurrence of any default or event of default under any of the other Loan Documents.

6.5 The Borrower shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, acquiesce in, or have appointed for it or any substantial portion of its property a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 6.5.

ARTICLE VII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

7.1 Acceleration. If any Default described in Section 6.5 occurs with respect to the Borrower, the Obligations shall immediately become due and payable without any election, notice or action on the part of the Lender. If any other Default occurs, the Lender may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

7.2 Amendments. The Lender and the Credit Parties may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lender or any Credit Party hereunder or waiving any Default hereunder. To be effective, any such amendment or waiver must be in writing and signed by the Lender and each Credit Party.

7.3 Preservation of Rights, No Adverse Impact. No delay or omission of the Lender or the Collateral Agent to exercise any right under this Agreement or any of the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents, or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

7.4 Remedies.

(a) Upon the occurrence and during the continuance of a Default, the Lender may proceed to protect and enforce to the Lender’s rights by suit in equity, action of law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement, any Loan Document or in any instrument or document delivered to the Lender pursuant hereto, or in the exercise of any rights, remedies or powers granted in this Agreement, any Loan Document and/or any such instrument or document. The Lender may proceed to declare the obligations under this Agreement or any Loan Document to be due and payable pursuant to Section 7.1 hereof and the Lender may proceed to enforce payment of such documents as provided herein, or in any Loan Document, and may offset and apply toward the payment of such amount any indebtedness of any Credit Party to the Borrower.

(b) Upon the occurrence and during the continuance of a Default, the Lender may apply as any Credit Party’s attorney-in-fact for any Intellectual Property rights, and sell, lease or license the Collateral to third persons or associations without being liable to such Credit Party on account of any losses, damage or depreciation that may occur as a result thereof so long as the Lender shall act reasonably and in good faith; and at the Lender’s option and without notice to such Credit Party (except as specifically herein provided) the Lender may sell, license, assign and deliver the whole or any part of the Collateral, or any substitute therefor or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as the Lender deems advisable. The Lender shall give the applicable Credit Party at least ten (10) Business Days’ by hand delivery at or by United States first-class mail, postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail), to the address specified herein, of the time and place of any public or private sale or other disposition.

(c) If any Default described in Section 6.2 occurs with respect to the Borrower, the Lender may, at its absolute discretion, exercise the Option to purchase the Parcels or any Parcel.

7.5 Application of Proceeds. Any and all proceeds of any Collateral realized or obtained by the Lender upon exercise of its rights and remedies hereunder, shall be applied to the amounts outstanding under this Agreement or any other Loan Document, after payment of any and all costs and expenses, fees and commission and taxes of such sale, collection or other realization, in accordance with the following:

(a) Any and all proceeds of any Collateral shall first be applied to the payment of any and all expenses, charges or other amounts which may be due and owing under this Agreement or the other Loan Documents; and

(b) Any and all proceeds of any Collateral remaining after application as provided in paragraph (a) above shall be applied to the payment of principal, interest or charges outstanding with respect to the Loans or under any Note or the other Loan Documents; and

(c) Any surplus remaining after application as provided in paragraphs (a) and (b) above, shall be paid to the Borrower, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of any Note and the making of the Loans herein contemplated.

8.2 Termination of Security Interest and Related Obligations. In the event that the Loans are converted to an Intercompany Loan as provided for in Section 2.2 of this Agreement, the covenants set forth in Sections 5.2 through 5.4 of this Agreement and any and all obligations of the Credit Parties to provide security under or arising out of any other Loan Document shall terminate and the Collateral Agent will release the Collateral pursuant to the terms of the applicable Security Documents, except that any indemnities provided to the Lender in its capacity as “Lender” or as “Collateral Agent” shall survive the termination of any provisions of this Agreement or any Loan Document.

8.3 Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

8.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Credit Parties and the Lender and supersede all prior agreements and understandings between the Credit Parties and the Lender relating to the subject matter thereof.

8.5 No Third Party Beneficiary. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

8.6 Expenses. Upon the occurrence of a Default, and so long as a Default is continuing, the Credit Parties shall pay to the Lender on demand all expenses reasonably incurred in connection with the collection and enforcement of all Obligations under the Loan Documents including, without limitation, all reasonable attorneys’ fees, and all reasonable costs incurred by the Lender in connection with the collection and enforcement of the Obligations and in connection with any proceeding commenced by or against the Borrower under the U.S. Bankruptcy Code.

8.7 Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

8.8 Nonliability of the Lender. The relationship between the Borrower and the Lender shall be solely that of borrower and lender, and that between the Pledgors and the Lender shall be solely that of pledgor and secured creditor. The Lender shall have no fiduciary responsibilities to any Credit Party. The Lender undertakes no responsibility to any Credit Party to review or inform the any Credit Party of any matter in connection with any phase of any Credit Party’s business or operations.

8.9 CHOICE OF LAW. THIS AGREEMENT AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF DELAWARE.

8.10 Jurisdiction/Jury Trial Waiver/Other Matters.

(a) The Lender and each Credit Party acknowledge and agree that any controversy which may arise under this Agreement or the relationship of such Credit Party and the Lender established hereby, would be based upon difficult and complex issues. Accordingly, to the fullest extent permitted by law, each Credit Party and the Lender hereby waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against such Credit Party arising out of this Agreement or by reason of any other cause or dispute whatsoever between such Credit Party and the Lender of any kind or nature.

(b) Each Credit Party and the Lender agree that the United States District Court for Delaware or any state court located in the State of Delaware shall have jurisdiction to hear and determine any claims or disputes between such Credit Party and the Lender pertaining directly or indirectly to this Agreement or to any matter arising herefrom. Each Credit Party expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such court. Each Credit Party and the Lender waive any objection that they may now or hereafter have to the venue of any proceeding in any such court or that such proceeding was brought in an inconvenient forum and each agrees not to plead or claim the same.

(c) Each Credit Party hereby waives personal service of any summons and complaint, or other process or papers issued therein, and agrees that service of such summons and complaint, or other process or papers may be made by United States mail, postage prepaid addressed to such Credit Party at the address set forth below his or her signature hereto. Should such Credit Party fail to appear or answer any summons, complaint, process or papers so served within thirty days after the mailing thereof, he or she shall be deemed in default and an order and/or judgment may be entered against him or her or her as prayed for in such summons, complaint, process or papers.

8.11 Further Assurances. Each Credit Party at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as the Lender may reasonably require, including, without limitation, (a) executing, delivering and filing financing statements and continuation statements under the Uniform Commercial Code of the State of Delaware, (b) obtaining governmental and other third party consents and approvals, and (c) obtaining waivers from mortgagees and landlords.

8.12 Successors and Assigns. The terms and provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Credit Parties and the Lender and their respective successors and assigns, except that the Credit Parties shall not have the right to assign its rights or obligations under the Loan Documents and any assignment in violation thereof shall be null and void.

8.13 Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at their addresses as follows (unless designated in writing to the other parties): (i) if to any Credit Party, at the address set forth below such Credit Party’s name on the signature page hereto and (ii) if to the Lender, at the address set forth the Lender’s name on the signature page hereto. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after being sent; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

8.14 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Facsimiled and photocopied signatures to this Agreement shall be valid. This Agreement shall be effective when it has been executed by each Credit Party and the Lender.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above written.

PROECO ENERGY COMPANY

By:	/s/ Dale S. Barker
Name:	Dale S. Barker
Title:	President
Address:	P.O. Box 261
Belle Fourche, South Dakota 57717

Telephone:
Facsimile:

O2DIESEL CORPORATION

By:	/s/ David H. Shipman
Name:	David H. Shipman
Title:	Chief Financial Officer
Address:	100 Commerce Drive, Suite 301
Newark, Delaware 19713

Telephone:	(302) 266-6000
Facsimile:	(302) 266-7076

PLEDGORS:

DALE S. BARKER

/s/ Dale S. Barker
Address:
Telephone:
Facsimile:

BARBARA PYLE

/s/ Barbara Pyle
Address:
Telephone:
Facsimile:

EXECUTION COPY

EXHIBIT B

SECURED PROMISSORY NOTE

$150,000	Newark, Delaware
December 26, 2006

ProEco Energy Company, Inc., a South Dakota corporation (the “Company”), FOR VALUE RECEIVED, hereby unconditionally promises to pay to the order of O2Diesel Corporation (“O2Diesel” or the “Holder”), in U.S. dollars in immediately available funds, the principal amount of One Hundred Fifty Thousand and NO/100 ($150,000) (the “Principal Amount”), together with interest on the unpaid principal balance of this Secured Promissory Note (the “Note”) outstanding from time to time from the date hereof, at the rate provided in the Loan Agreement (as defined below). The books and records of the Holder shall be conclusive as to the unpaid principal amount of this Note at any time outstanding, absent manifest error.

This Note is issued pursuant to the terms of the Loan Agreement, dated December 22, 2006 (as such agreement may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) to which the Company and the Holder are parties, to which reference is hereby made for a statement of all of the terms and conditions applicable to the Loan evidenced, hereby. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1. Loan. The Holder hereby loans to the Company on the date hereof the sum of the Principal Amount. The principal amount of the indebtedness evidenced hereby shall be due and payable on the dates specified in the Loan Agreement. Interest thereon shall be paid until such principal amount is paid in full in accordance with and at such interest rates and at such times as are specified in the Loan Agreement.

2. Default. Upon the occurrence and during the continuance of a Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind (other than notices expressly provided for in the Loan Documents), be declared, and immediately shall become, due and payable. In addition, the Holder shall have the right to exercise other remedies as provided in the Loan Agreement. This Note is secured by the Security Documents.

3. Waivers.

(a) The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, or default of this Note.

(b) No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

4. Secured Obligations. In order to induce the Holder to loan to the Company the Principal Amount of this Note, the Company has delivered, or caused to be delivered, to O2Diesel, as collateral agent for the Holder and any other holder of Notes (the “Collateral Agent”), the Security Documents, pursuant to which the Pledgors (as defined in that certain Security Agreement, dated as of December 22, 2006, by and among the Borrower, the Pledgors and the Secured Creditor and Collateral Agent (the “Security Agreement”)) has granted to the Collateral Agent, on behalf of the Holder and any other holder of Notes, as security and collateral for the payment and performance of its obligations hereunder, a first priority security interest in all of the property and assets of the Company and certain assets of each of the Pledgors, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security Agreement.

5. General.

(a) Successors: Assignment. This Note and the obligations and rights of the Company hereunder shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors. The Company may not assign this Note or any obligations hereunder without the prior written consent of the Holder.

(b) Changes. Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein, may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon written consent of the Holder.

(c) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given when delivered personally to the recipient, faxed with confirmation of receipt, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Holder at the address indicated below:

O2Diesel Corporation
100 Commerce Drive, Suite 301
Newark, Delaware 19713
Attn: David Shipman, Chief Financial Officer
Tel: (302) 266-6000
Fax: (302) 266-7076

With a copy to:

Arnold & Porter LLP
1600 Tysons Boulevard, Suite 900
McLean, Virginia 22102
Attn: Kevin J. Lavin, Esq.
Tel: (703) 720-7011
Fax: (703) 720-7399

and to the Company at the address indicated below:

ProEco Energy Company.
P.O. Box 261
Belle Fourche, South Dakota 57717
Attn: Dale S. Barker
Tel: (605)
Fax: (605)

With a copy to:

Buckmaster Law Offices, PC
P.O. Box 726
Belle Fourche, South Dakota 57717
Attn: Wesley W. Buckmaster
Tel: (605) 892-2623
Fax: (605) 892-6337

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(d) Severability. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

6. Governing Law.

(a)  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to choice of law principles.

(b) The parties hereto hereby submit to the jurisdiction of the state and federal courts located in the State of Delaware for the purposes of any suit, action or other proceeding relating to any dispute under this Note. The Company hereby waives any right it may have to transfer or change the venue of any litigation between itself and the Holder in accordance with this sub-section.

(c) THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned duly authorized representative of the Company.

PROECO ENERGY COMPANY, INC.

By:	/s/ Dale Barker
Name:	Dale Barker
Title:	President

EXECUTION COPY

EXHIBIT C

SECURED PROMISSORY NOTE

Newark, Delaware

ProEco Energy Company, Inc., a South Dakota corporation (the “Company”), FOR VALUE RECEIVED, hereby unconditionally promises to pay to the order of O2Diesel Corporation (“O2Diesel” or the “Holder”), in U.S. dollars in immediately available funds, the Principal Amount (as defined below) together with interest on the unpaid principal balance of this Secured Promissory Note (the “Note”) outstanding from time to time from the date hereof, at the rate provided in the Loan Agreement (as defined below). The books and records of the Holder shall be conclusive as to the unpaid Principal Amount of this Note at any time outstanding, absent manifest error.

This Note is issued pursuant to the terms of the Loan Agreement, dated December 22, 2006 (as such agreement may from time to time be amended, restated, modified or supplemented, the “Loan Agreement”) to which the Company and the Holder are parties, to which reference is hereby made for a statement of all of the terms and conditions applicable to the Loan evidenced, hereby. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

1. Loan. The Holder hereby loans to the Company on the date hereof the sum of the Principal Amount. As used in this Note, the “Principal Amount” means the aggregate amount loaned to the Company by the Holder as reflected on Schedule A to this Note. Schedule A reflects all amount loaned to the Company by the Holders as of December 15, 2007. The Company shall amend Schedule A to include any such loans to the Company by the Holder or any of its affiliates made after such date. The Principal Amount of the indebtedness evidenced hereby shall be due and payable on the dates specified in the Loan Agreement. Interest thereon shall be paid until such Principal Amount is paid in full in accordance with and at such interest rates and at such times as are specified in the Loan Agreement.

2. Default. Upon the occurrence and during the continuance of a Default, this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind (other than notices expressly provided for in the Loan Documents), be declared, and immediately shall become, due and payable. In addition, the Holder shall have the right to exercise other remedies as provided in the Loan Agreement. This Note is secured by the Security Documents.

3. Waivers.

(a) The Company hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest in connection with the delivery, acceptance, performance, or default of this Note.

(b) No delay by the Holder in exercising any power or right hereunder shall operate as a waiver of any power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver or modification of the terms hereof shall be valid unless set forth in writing by the Holder.

4. Secured Obligations. In order to induce the Holder to loan to the Company the Principal Amount of this Note, the Company has delivered, or caused to be delivered, to O2Diesel, as collateral agent for the Holder and any other holder of Notes (the “Collateral Agent”), the Security Documents, pursuant to which the Pledgors (as defined in that certain Security Agreement, dated as of December 22, 2006, by and among the Borrower, the Pledgors and the Secured Creditor and Collateral Agent, as such agreement may from time to time be amended, restated, modified or supplemented (the “Security Agreement”)) has granted to the Collateral Agent, on behalf of the Holder and any other holder of Notes, as security and collateral for the payment and performance of its obligations hereunder, a first priority security interest in all of the property and assets of the Company and certain assets of each of the Pledgors, whether now existing or hereafter arising, and all as more specifically described, and on the terms and conditions set forth in, the Security Agreement.

5. General.

(a) Successors: Assignment. This Note and the obligations and rights of the Company hereunder shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors. The Company may not assign this Note or any obligations hereunder without the prior written consent of the Holder.

(b) Changes. Changes in or additions to this Note may be made, or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), upon written consent of the Holder.

(c) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Note shall be in writing and shall be deemed to have been given when delivered personally to the recipient, faxed with confirmation of receipt, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Holder at the address indicated below:

O2Diesel Corporation
100 Commerce Drive, Suite 301
Newark, Delaware 19713
Attn: David Shipman, Chief Financial Officer
Tel: (302) 266-6000
Fax: (302) 266-7076

With a copy to:

Arnold & Porter LLP
1600 Tysons Boulevard, Suite 900
McLean, Virginia 22102
Attn: Kevin J. Lavin, Esq.
Tel: (703) 720-7011
Fax: (703) 720-7399

and to the Company at the address indicated below:

ProEco Energy Company.
P.O. Box 261
Belle Fourche, South Dakota 57717
Attn: Dale S. Barker
Tel: (605)
Fax: (605)

With a copy to:

Buckmaster Law Offices, PC
P.O. Box 726
Belle Fourche, South Dakota 57717
Attn: Wesley W. Buckmaster
Tel: (605) 892-2623
Fax: (605) 892-6337

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(d) Severability. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

6. Governing Law.

(a)  This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to choice of law principles.

(b) The parties hereto hereby submit to the jurisdiction of the state and federal courts located in the State of Delaware for the purposes of any suit, action or other proceeding relating to any dispute under this Note. The Company hereby waives any right it may have to transfer or change the venue of any litigation between itself and the Holder in accordance with this sub-section.

(c) THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH IN ANY MANNER ARISES OUT OF OR IN CONNECTION WITH OR IS IN ANY WAY RELATED TO THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the undersigned duly authorized representative of the Company.

PROECO ENERGY COMPANY, INC.

By:	/s/ Dale Barker
Name:	Dale Barker
Title:	President

SCHEDULE A

Date	Amount
1/17/2007	125,000.00
3/14/2007	125,000.00
4/25/2007	75,000.00
5/14/2007	65,000.00
5/30/2007	65,000.00
6/12/2007	65,000.00
6/27/2007	65,000.00
7/10/2007	65,000.00
7/25/2007	65,000.00
8/15/2007	65,000.00
9/07/2007	65,000.00
10/01/2007	65,000.00
10/15/2007	65,000.00
10/25/2007	40,000.00
11/01/2007	65,000.00
11/15/2007	40,000.00
11/30/2007	40,000.00
12/14/2007	40,000.00
1/18/2008	10,000.00

Total:	$1,210,000.00